Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 pursuant to Rule 462(b) under the Securities Act of 1933 of our report dated March 10, 2022, relating to the consolidated financial statements of Citizens Financial Services, Inc. and subsidiaries appearing in the Registration Statement on Form S-4, File No. 333-268840.

We also consent to the reference to our firm under the heading “Experts” in such prospectus.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

June 13, 2023